UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

WELLCHOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31513	71-0901607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street

New York, NY 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 476-7800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Merger Agreement

On September 27, 2005, WellPoint, Inc., an Indiana corporation ( “WellPoint”), WellPoint Holding Corp., a Delaware corporation and a direct wholly owned subsidiary of WellPoint (“Merger Sub”), and WellChoice, Inc., a Delaware corporation (“WellChoice”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which WellChoice would merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation. In lieu of WellChoice being merged with and into Merger Sub, if WellPoint or WellChoice is unable to obtain the opinion of its respective counsel that the Merger will qualify as a tax-free reorganization, WellPoint will have the right to irrevocably elect to cause the Merger to be a merger of Merger Sub with and into WellChoice, in which case WellChoice will continue as the surviving corporation (the “Reverse Merger Election”).

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both WellPoint and WellChoice, stockholders of WellChoice will receive consideration of $38.25 in cash and 0.5191 shares of WellPoint stock for each share of WellChoice stock.

WellChoice stock options and other equity-based awards (including restricted shares) will, upon the completion of the Merger, be accelerated as to vesting and exercisability, and/or lapsing of any applicable restrictions, and be converted into corresponding options and equity-based awards of WellPoint based on the Option Exchange Ratio (as defined in the Merger Agreement); provided, however, that no stock options awarded to WellChoice’s President and Chief Executive Officer or its named executive officers will be accelerated as to exercisability (but will be accelerated as to vesting) and will instead continue to be exercisable in accordance with their terms.

WellPoint and WellChoice have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the consummation of the Merger. In addition, WellChoice has agreed to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the WellChoice Board of Directors will, subject to certain exceptions, recommend adoption by its stockholders of the Merger Agreement. WellChoice has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain conditions, enter into discussions concerning, or providing confidential information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of WellChoice’s stockholders, (ii) receipt of regulatory approvals and the approval of the Blue Cross Blue Shield Association, and the absence of the imposition of any competitively disadvantageous restriction in connection with receipt of such approvals, (iii) the other party’s representations and warranties in the Merger Agreement being true and correct, subject to the materiality standards contained in the Merger Agreement, (iv) material compliance of the other party with its covenants, (v) absence of any law or order prohibiting the consummation of the Merger and (vi) unless the Reverse Merger Election is made, the delivery of customary opinions from counsel to each of WellPoint and WellChoice that the Merger will qualify as a tax-free reorganization for federal income tax purposes. WellPoint has the benefit of certain other closing conditions, including, among others, that (i) there shall not be pending or threatened any suit, litigation, action or other proceeding relating to the transactions contemplated by the Merger Agreement, (ii) at any time on or after the date of the Merger Agreement, there shall not have occurred any change, circumstance or event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on WellChoice, (iii) the Registration Rights Agreement, dated November 7, 2002, by and among WellChoice, The New York Public Asset Fund (the “Fund”) and The New York Charitable Asset Foundation shall have been terminated in accordance with its terms, and (iv) a certain contract shall have been executed by WellChoice and/or its applicable subsidiary on terms consistent in all material respects with the terms previously disclosed by WellChoice to WellPoint, or such other terms as are reasonably acceptable to WellPoint, and such contract shall be in full force and effect.

The Merger Agreement contains certain termination rights for both WellPoint and WellChoice, and further provides that, upon termination of the Merger Agreement under specified circumstances, WellChoice may be required to pay WellPoint a termination fee of $230,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by WellPoint and WellChoice. The representations and warranties reflect negotiations between the parties to the Merger Agreement and, in certain cases, merely represent allocation decisions among the parties and may not be statements of fact. As such, the representations and warranties are solely for the benefit of the parties to the Merger Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

The Voting Agreement

In connection with the execution of the Merger Agreement, on September 27, 2005, the Fund, which owns approximately 62% of the outstanding shares of WellChoice common stock (the “Fund Shares”), entered into a Voting Agreement with WellPoint (the “Voting Agreement”).

Pursuant to the Voting Agreement, and subject to the terms and conditions contained therein, the Fund has agreed to vote, or cause to be voted, the Fund Shares in favor of adoption and approval of the Merger Agreement, the Merger and each of the other transactions contemplated by the Merger Agreement and any other action reasonably requested by WellPoint in furtherance thereof. The Fund will not enter into any agreement, arrangement or understanding with any person to vote or give instructions inconsistent with the relevant terms of the Voting Agreement and will not take any other action that would interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement. Further, the Fund has agreed to vote against (i) the approval of any alternative business combination transaction or the adoption of any agreement relating to any alternative business combination transaction or (ii) any amendment to WellChoice’s certificate of incorporation or bylaws or any other action, agreement, proposal or transaction involving WellChoice or any of its subsidiaries, which amendment or other action, agreement, proposal or transaction would, or would reasonably be expected to, result in a breach of any covenant, representation or warranty or any other obligation or agreement of WellChoice contained in the Merger Agreement or of the Fund contained in the Voting Agreement or would, or would reasonably be expected to, in any manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any other transaction contemplated by the Merger Agreement. The Fund has further agreed not to commit or agree to take any action inconsistent with the foregoing.

The Fund has agreed that following the execution of the Voting Agreement and until it terminates in accordance with its terms, the Fund will not (a) sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with WellChoice or any other person or enter into any contract, option or other agreement, arrangement or understanding with respect to the transfer of, directly or indirectly, any of the Fund Shares or join in any registration statement under the Securities Act of 1933, as amended, with respect to the Fund Shares; (b) enter into a swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Fund Shares; or (c) create or permit to exist any liens, claims, options, charges or other encumbrances on or otherwise affecting any of the Fund Shares.

The Fund has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions concerning, provide confidential information in connection with, approve or recommend, or enter into any agreement with respect to, alternative business combination transactions.

The Voting Agreement will terminate upon the earliest to occur of (a) the effective time of the Merger and (b) the date three months following the date on which the Board of Directors of WellChoice effects a change in its recommendation of the Merger Agreement and the Merger in accordance with the terms and conditions of the Merger Agreement; provided, however, that (i) the provisions relating to the Fund’s obligation to vote the Fund Shares in favor of adoption and approval of the Merger Agreement and the Merger will terminate upon the Board of Directors of WellChoice effecting a change in its recommendation of the Merger Agreement and the Merger in accordance with the terms and conditions of the Merger Agreement and (ii) the Fund will, upon termination of the merger agreement, be permitted to make certain transfers of the Fund Shares.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

Memorandum of Understanding

Concurrently with the execution of the Merger Agreement, on September 27, 2005, Michael A. Stocker, M.D., President and Chief Executive Officer of WellChoice, executed a Memorandum of Understanding pursuant to which WellPoint and Dr. Stocker agreed to enter into an employment agreement prior to the completion of the Merger. The contemplated employment agreement will incorporate the terms of the Memorandum of Understanding and will supersede Dr. Stocker’s existing change in control retention agreement, which will terminate immediately prior to the effective time of the Merger. If the employment agreement is not entered into prior to the effective time of the Merger, the Memorandum of Understanding will supersede Dr. Stocker’s existing change in control agreement. Pursuant to the terms of the Memorandum of Understanding, Dr. Stocker will be employed by WellPoint as Executive Vice President of WellPoint and President and Chief Executive Officer of WellPoint’s Northeast Region for a term beginning on the completion of the Merger and continuing until May 1, 2007. During the term of his employment agreement, Dr. Stocker will receive (1) an annual base salary of $650,000, (2) an annual incentive bonus opportunity for each full and partial calendar year in the term (with a target bonus equal to 80% of Dr. Stocker’s base salary and a maximum bonus equal to 240% of Dr. Stocker’s base salary) based upon the achievement of specified performance goals, and (3) a long-term incentive bonus opportunity, with respect to each of the 2003-2005 and 2004-2006 performance cycles, that is no less favorable than that provided to Dr. Stocker immediately prior to the completion of the Merger (with certain adjustments to reflect the Merger). Six months following the effective time of the Merger, WellPoint will make a one-time lump-sum cash payment to Dr. Stocker of $5,580,075. Dr. Stocker will also receive certain additional “gross up” payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code on any payment or benefit received or to be received by Dr. Stocker.

During the term of his employment agreement, Dr. Stocker will participate in WellPoint’s employee benefit plans at a level that is, in the aggregate, no less favorable than the lesser of (i) that provided to Mr. Stocker at completion of the Merger and (ii) that provided to WellPoint’s similarly situated employees. If Dr. Stocker is eligible for retiree medical benefits under WellChoice’s retiree medical benefit plan at the time he retires from WellPoint, he will be eligible to receive retiree medical benefits in accordance with the terms of WellChoice’s retiree medical benefit plan in effect from time to time, provided that his benefits will not be less than those provided to WellPoint’s eligible retirees and his benefits may not be eliminated.

At the effective time of the Merger, all WellChoice options and stock awards held by Dr. Stocker will fully vest and be converted into WellPoint options and stock awards in accordance with the Merger Agreement. Dr. Stocker’s converted options will continue to become exercisable in accordance with the original terms of the options as set forth in the applicable option agreements (without regard to any change in control provisions). In addition, at the effective time of the Merger, WellPoint will grant Dr. Stocker a total of 30,000 shares of WellPoint restricted stock, the restrictions on which will lapse, generally, upon the earlier of (1) May 1, 2007 (provided that Dr. Stocker is employed by WellPoint on that date) and (2) an involuntary termination of Dr. Stocker’s employment by WellPoint other than for “cause” (as defined in the Memorandum of Understanding) or by Dr. Stocker for “good reason” (as defined in the Memorandum of Understanding).

During the term of his employment agreement and for 12 months following Dr. Stocker’s termination of employment for any reason, Dr. Stocker has agreed that he will not (i) perform services for, or otherwise be connected with, any business in competition with WellPoint; (ii) solicit WellPoint’s employees for employment; or (iii) interfere with WellPoint’s relationships with its customers, suppliers or employees.

The foregoing description of the Memorandum of Understanding does not purport to be complete and is qualified in its entirety by reference to the Memorandum of Understanding, which is filed as Exhibit 2.3 hereto, and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving WellPoint and WellChoice. In connection with the proposed transaction, WellPoint and WellChoice will prepare a registration statement on Form S-4, containing a proxy statement/prospectus for the stockholders of WellChoice to be filed with the SEC and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to WellChoice’s stockholders. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, www.sec.gov, from WellPoint Investor Relations at 120 Monument Circle, Indianapolis, Indiana 46204, or from WellChoice Investor Relations at 11 West 42nd Street, New York, New York 10036.

PARTICIPANTS IN SOLICITATION

WellPoint, WellChoice and their directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding WellPoint’s directors and executive officers is available in WellPoint’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005, and information regarding WellChoice’s directors and executive officers is available in WellChoice’s proxy statement for its 2005 annual meeting of stockholders, which was filed with SEC on March 28, 2005. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of WellChoice stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of September 27, 2005, among WellPoint, Inc., WellPoint Holding Corp. and WellChoice, Inc.

2.2	Voting Agreement, dated as of September 27, 2005, by and between WellPoint, Inc. and The New York Public Asset Fund.

2.3	Memorandum of Understanding, dated as of September 27, 2005, by and between Dr. Michael A. Stocker and WellPoint, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2005

WELLPOINT, INC.

By:	/s/ Linda V. Tiano
Name:	Linda V. Tiano
Title:	Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of September 27, 2005, among WellPoint, Inc., WellPoint Holding Corp. and WellChoice, Inc.

2.2	Voting Agreement, dated as of September 27, 2005, by and between WellPoint, Inc. and The New York Public Asset Fund.

2.3	Memorandum of Understanding, dated as of September 27, 2005, by and between Dr. Michael A. Stocker and WellPoint, Inc.